UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

January 17, 2023

Date of Report (date of earliest event reported)

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard	Jacksonville	Florida	32207
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 904-357-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On January 17, 2023, Rayonier A.M. Products Inc. (the “Company”), a wholly owned subsidiary of Rayonier Advanced Materials Inc. (“RYAM”), entered into Amendment No. 1 to Revolving Credit Agreement (the “Amendment”) amending its Revolving Credit Agreement, dated as of December 10, 2020, among RYAM, the Company, the other subsidiaries of RYAM from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative and collateral agent (as amended prior to the Amendment, the “Existing ABL Credit Agreement” and as amended by the Amendment, the “ABL Credit Agreement” and the asset-based credit facility provided for therein, the “ABL Credit Facility”).

Pursuant to the Amendment, the lenders and issuing banks party thereto agreed to, among other things, (i) permit the issuance of the Notes (as defined below) and (ii) replace the LIBOR-based interest rate applicable to the Existing ABL Credit Agreement with a SOFR-based interest rate.

The above summary of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement, a copy of which is filed as exhibit 10.1 hereto and incorporated by reference herein.

Item. 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On January 17, 2023, RYAM issued a press release announcing that the Company has commenced an offering (the “Offering”) of $325.0 million aggregate principal amount of senior secured notes due 2028 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act, upon the terms of the Preliminary Offering Memorandum. If the Offering is consummated, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to redeem in full its 5.50% Senior Notes due 2024 (the “2024 Notes”). A copy of RYAM’s press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

This Report is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related Preliminary Offering Memorandum. This Report does not constitute an offer to purchase, the solicitation of an offer to purchase or a notice of redemption for the 2024 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the 2024 Notes.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to RYAMs’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including RYAM’s Annual Report on Form 10-K, including those described under “Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. RYAM undertakes no obligation to update the information made in this Report in the event facts or circumstances subsequently change after the date of this Report except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of January 17, 2023, by and among Rayonier Advanced Materials Inc., Rayonier A.M. Products, Inc., the other subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

99.1	Press release dated January 17, 2023, with respect to private offering by Rayonier A.M. Products Inc. of senior secured notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

January 17, 2023